Exhibit 99.1


                                               Debra A. Beck
                                            General Manager,
                                    Corporate Communications
                                              (301) 790-6177


                    FOR IMMEDIATE RELEASE


        Monongahela Power Company Withdraws Proposal
           To Amend Its Articles of Incorporation


     Hagerstown, Md., October 12, 2000 -- Monongahela Power
Company, a subsidiary of Allegheny Energy, Inc. (NYSE:
AYE), has withdrawn its proposal to amend the Company's
Articles of Incorporation, which would remove a provision that limits the Company's flexibility to issue or assume certain types of debt. At a special meeting of preferred shareholders today, the Company withdrew the proposal after it failed to gain sufficient support from shareholders.

     Monongahela Power Company, an Allegheny Energy company, is an energy provider serving parts of Ohio and West
Virginia.


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